Exhibit 10.4

AMENDMENT NO. 4 TO INTERSEARCH GROUP, INC.

2005 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 4 to the InterSearch Group, Inc. (the “Company”) 2005 Equity Incentive Plan (the “Plan”) amends the Plan as set forth below effective as of the effective date of the approval of the Board of Directors of the Company.

All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 4(f)(2) of the Plan is hereby amended in its entirety to read as follows:

“(2) Except as otherwise provided by the Administrator, each Non-Employee Director shall, as of the day such person first becomes a member of the Board, automatically be granted a Non-Qualified Stock Option to purchase 60,000 shares of Stock minus, 5,000 shares of Stock multiplied by the number of full 30-day periods between the date of the last annual meeting of shareholders and the day such person first becomes a member of the Board (the “Initial Grant”); provided, however, that the date of the Initial Grant to Non-Employee Directors serving in such capacity as of the effective date of the Plan shall be on the effective date of the Plan. Further, except as otherwise provided by the Administrator, each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the first business day following the annual meeting of shareholders in each year during the time the Plan is in effect (beginning with the annual shareholders’ meeting in 2007), be granted a Non-Qualified Stock Option to purchase 45,000 shares of Stock (the “Annual Grant”), which number of shares shall be subject to adjustment in the manner provided in Section 9 of the Plan. If that number of shares of Stock available for grant under the Plan is not sufficient to accommodate the awards of Nonqualified Stock Options to Non-Employee Directors, then the remaining shares of Stock available for such automatic awards shall be granted to each Non-Employee Director who is to receive such an award on a pro-rata basis. No further grants shall be made until such time, if any, as additional shares of Stock become available for grant under the Plan.”

2.	Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.